Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

3D Systems Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify that:

FIRST:                    At a meeting of the Board of Directors of the Corporation (the “Board”) duly called and held, the Board adopted resolutions setting forth the amendment contained herein, declaring such amendment to be advisable and authorizing submission of such amendment to the stockholders of the Corporation for approval at its 2005 annual meeting of stockholders.

SECOND:               Pursuant to resolution of the Board, the annual meeting of stockholders of the Corporation was duly called and held on May 17, 2005, upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares required by statute and the Corporation’s Certificate of Incorporation were voted in favor of the amendment to the Corporation’s Certificate of Incorporation set forth herein.

THIRD:                  The first paragraph of Article FOURTH of the Certificate of Incorporation is hereby amended and restated as follows:

“FOURTH:            The aggregate number of shares which the Corporation has authority to issue is 65,000,000, consisting of 60,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).”

FOURTH:              This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH:                   This Certificate of Amendment shall be effective on the date on which it is accepted for filing by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 17TH day of May, 2005.

3D SYSTEMS CORPORATION

By:	/s/ Robert M. Grace, Jr.
Robert M. Grace, Jr.
Vice President, General Counsel and Secretary